2,500,000 Shares

EINSTEIN NOAH RESTAURANT GROUP, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

November 12, 2013

November 12, 2013

Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The stockholders of Einstein Noah Restaurant Group, Inc., a Delaware corporation (the “Company”) named in Schedule I hereto (each a “Selling Shareholder” and collectively, the “Selling Shareholders”), severally propose to sell to Morgan Stanley & Co. LLC (“Morgan Stanley”), as the sole underwriter (the “Underwriter”), an aggregate of 2,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (file number 333-187621) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be sold from time to time by the Selling Shareholders.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated April 16, 2013 filed with the Commission pursuant to Rule 424(b)(3) following effectiveness of the Registration Statement is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Underwriter that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdictions in which the conduct of such subsidiary’s business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as disclosed in the Registration Statement and the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) None of the Company, any of its subsidiaries or affiliates, any director, officer, or employee, and, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s) (i)  None of the Company, any of its subsidiaries, any director, officer, or employee thereof, and, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(w) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(x) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y) Grant Thornton LLP, who has certified certain financial statements and related schedules included in the Registration Statements, the Time of Sale Prospectus and the Prospectus is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(z) The financial statements, together with the related notes and schedules, included in the Time of Sale Prospectus, the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Time of Sale Prospectus.  The financial statements, together with the related notes and schedules, included in the Time of Sale Prospectus and the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, or included in the Registration Statements, the Time of Sale Prospectus or the Prospectus.  The summary and selected financial data included in the Time of Sale Prospectus, the Prospectus and each Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and other financial information.  All information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G or Item 10 of Regulation S-K, as applicable) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(aa) The Company currently is and it has taken all reasonably necessary actions to ensure that, at all times, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are then in effect.

2. Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, solely with respect to itself, represents and warrants to and agrees with the Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholders of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws or other organizational documents of such Selling Shareholder, or any agreement or other instrument binding upon such Selling Shareholder, (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i) and (iii), any such contravention as would not affect the validity of the Shares to be sold by such Selling Shareholder or materially impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or, if applicable, Power of Attorney of such Selling Shareholder, except (a) as have been made or obtained under the Securities Act or the Exchange Act, (b) the consents, approvals, authorizations, registrations or qualifications as may be required by Financial Industry Regulatory Authority, Inc. (“FINRA”) and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and (c) any such consent as would not affect the validity of the Shares to be sold by such Selling Shareholder or materially impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement or the Time of Sale Prospectus.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all adverse claims (within the meaning of Section 8-102 of the UCC) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Power of Attorney will be duly authorized, executed and delivered by such Selling Shareholder and will be valid and binding agreement of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplement thereto, which information is understood to be limited to the information regarding such Selling Shareholder in the Time of Sale Prospectus under the caption “Selling Shareholder” (the “Selling Shareholder Information”).

3. Agreements to Sell and Purchase.  Upon the terms set forth herein, each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from such Selling Shareholder as set forth on Schedule I the Shares at $17.00 per share (the “Purchase Price”).

Each of the Company and the Selling Shareholders also covenants with the Underwriter that, without the prior written consent of Morgan Stanley, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which Morgan Stanley has been advised in writing, or (c) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) distributions by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period, (f) the sale of shares of Common Stock under a trading plan, as in effect as of the date hereof, established pursuant to Rule 10b5-1 under the Exchange Act, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period, (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall provide Morgan Stanley and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 6(h) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

4. Terms of Public Offering.  The Company and the Selling Shareholders are advised by you that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company and the Selling Shareholders are further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5. Payment and Delivery.  Payment for the Shares to be sold by the Selling Shareholders shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 18, 2013, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date, for the account of the Underwriter.  The Purchase Price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Shares to the Underwriter duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriter’s Obligations.  The obligations of the Underwriter are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriter shall have received on the Closing Date an opinion of Alston & Bird LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) each subsidiary of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv) this Agreement has been duly authorized, executed and delivered by the Company;

(v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company listed therein, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

(vi) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Description of Capital Stock,” (B) the Prospectus under the caption “Underwriting” and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(vii) the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(viii) (A) in the opinion of such counsel each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (C) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

(d) The Underwriter shall have received on the Closing Date an opinion of Rhonda J. Parish, Chief Legal and Risk Officer for the Company, dated the Closing Date, to the effect that:

(i) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding have been duly authorized and are validly issued, fully paid and non-assessable;

(ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and

(iii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(e) The Underwriter shall have received on the Closing Date opinions of Walkers LLP, British Virgin Islands counsel for the Selling Shareholders and Akin Gump Strauss Hauer & Feld LLP, U.S. counsel for the Selling Shareholders, as applicable, dated the Closing Date, to the effect that:

(i)       this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

(ii)       the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and Powers of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of limited partnership or its equivalent of such Selling Shareholder, or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney of such Selling Shareholder, except as have been made or obtained under the Securities Act or the Exchange Act or the consents, approvals, authorizations, representations or qualifications as may be required by FINRA and the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

(iii)  the Power of Attorney of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder; and

(iv)        upon payment for the Shares, as applicable, to be sold by the Selling Shareholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(f) The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriter, dated the Closing Date, in the form mutually agreed upon between the Underwriter and Davis Polk & Wardwell LLP.

With respect to Section 6(c)(viii) above, counsel for the Company may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.  With respect to Section 6(e) above, Akin Gump Strauss Hauer & Feld LLP and Walkers LLP may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder in the Power of Attorney of such Selling Shareholder and contained herein and in other documents and instruments; provided that (1) any such counsel for the Selling Shareholder is satisfactory to your counsel, (2) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (3) copies of such Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (4) Akin Gump Strauss Hauer & Feld LLP and Walkers LLP shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of counsel for the Company described in Section 6(c) and 6(d) above and the opinions of counsel for any of the Selling Shareholders described in Section 6(e) above shall be rendered to the Underwriter at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(g) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

7. Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference ) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholders agree to pay or cause to be paid all expenses incident to the performance of the Company’s and the Selling Shareholders’ obligations under this Agreement, including: (i) the reasonable fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsels for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.  The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k) If requested by the Underwriter, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l) The Company will deliver to the Underwriter (or its agent), on or before the Closing Date, (i) a certification for the Company, signed under penalties of perjury by the Company and dated not more than thirty days prior to the Closing Date, that satisfies the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(I)(3) and confirms that the Company is not, and has not been within five years of the date of the certification, a “United States real property holding corporation” as defined in Section 897 of the Code and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

8. Covenants of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, covenants with the Underwriter that it:

(a) Will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate; and

(a) Will deliver to the Underwriter, prior to or at the Closing Date, the executed Power of Attorney for each Selling Shareholder.

9. Covenants of the Underwriter.  The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution.(a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(b) The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Selling Shareholder Information.  The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds from the offering of the Shares received by such Selling Shareholder under this Agreement.

(c) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholders, the directors and officers who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, roadshow or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) , 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by Morgan Stanley.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriter bear to the aggregate public offering price of the Shares set forth in the Prospectus.  The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds from the offering of the Shares received by such Selling Shareholder under this Agreement.

(f) The Company, the Selling Shareholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. Termination.  The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12. Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform their obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

13. Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent Einstein Noah Restaurant Group, Inc., 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Rhonda J. Parish and if to the Selling Shareholders shall be delivered, mailed or sent to Greenlight Capital, LLC, 140 East 45th Street, 24th floor, Attention: Andrew M. Weinfeld, General Counsel.

Very truly yours, Einstein Noah Restaurant Group, Inc.
By:	/s/ Rhonda J. Parish
Name: Rhonda J. Parish
Title: Chief Legal Officer & Corporate Secretary

Greenlight Capital, L.P. By: Greenlight Capital, LLC, its general partner
By:	/s/ David Einhorn /s/ Vinit Sethi
Name: David Einhorn
Title: Senior Managing Member
Name: Vinit Sethi
Title: Director of Research

Greenlight Capital Qualified, L.P. By: Greenlight Capital, LLC, its general partner
By:	/s/ David Einhorn /s/ Vinit Sethi
Name: David Einhorn
Title: Senior Managing Member
Name: Vinit Sethi
Title: Director of Research

Greenlight Capital Offshore Partners By: Greenlight Capital Inc., its investment manager
By:	/s/ David Einhorn /s/ Vinit Sethi
Name: David Einhorn
Title: President
Name: Vinit Sethi
Title: Director of Research

Accepted as of the date hereof Morgan Stanley & Co. LLC
By:	Morgan Stanley & Co. LLC
By:	/s/ John Tyree
Name: John Tyree
Title: Managing Director

SCHEDULE I

Selling Shareholder	Number of Shares To Be Sold
Greenlight Capital, L.P.	153,300
Greenlight Capital Qualified, L.P.	849,900
Greenlight Capital Offshore Partners	1,496,800
Total	2,500,000

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued November 12, 2013

2.	The public offering price per share for the Shares shall be $17.25

EXHIBIT A

FORM OF LOCK-UP LETTER

November 12, 2013

Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Einstein Noah Restaurant Group, Inc., a Delaware corporation (the “Company”) and Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore Partners, each a shareholder of the Company (collectively, the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by Morgan Stanley (the “Underwriter”), of 2,500,000 shares (the “Shares”) of the common stock, par value $0.001 per share of the Company (the “Common Stock”).

To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 14 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) sales of shares of Common Stock under a trading plan, as in effect as of the date hereof, established pursuant to Rule 10b5-1 under the Exchange Act, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (e) the establishment of a trading plan pursuant to Rule10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1)           during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)